Exhibit 99.3

Transcript of

NeOnc Technologies Holdings, Inc.

Investor Conference Call to Present Dose-Escalation Results from Full Phase 1

NEO212-01 Readout for Dosing and Toxicity

March 4, 2026

Participants

Thomas Chen - Founder and Chief Medical Officer, NeOnc Technologies

Keithly Garnett - Chief Financial Officer, NeOnc Technologies

Josh Neman - Chief Clinical Officer, NeOnc Technologies

Henry Friedman - Scientific Chair, Scientific Advisory Board, NeOnc Technologies

Amir Heshmatpour - CEO, Executive Chairman, and President, NeOnc Technologies

Presentation

Thomas Chen - Founder and Chief Medical Officer, NeOnc Technologies

Good morning, everybody, my name is Dr. Thomas Chen. I’m the Founder and CMO of NeOnc Technologies. I am here to present to you our Phase 1 study, which is entitled Safety and Efficacy of NEO212 in Patients with Astrocytoma IDH1-mutant, Glioblastoma IDH1-wildtype or Brain Metastasis.

Over to you, Keithly.

Keithly Garnett - Chief Financial Officer, NeOnc Technologies

Good morning, allow me to introduce you to our company and our team. First, you can see that we have our safe harbor language presented. Our team today, we’re comprised of the senior management team, includes gentlemen to my right, Mr. Amir Heshmatpour, who serves as our Chief Executive Officer, Executive Chairman, and President. To his right, we have Dr. Thomas Chen, as he said, he’s the Founder, Chief Medical Officer, and practicing neurosurgeon. Next to him, we have Dr. Josh Neman, who serves as our Chief Clinical Officer. My name is Keithly Garnett, I serve as Chief Financial Officer. I’m also happy to welcome to our team a new addition by the name of [David Choi, who’s our Chief Accounting Officer] [ph].

As you can see, we have assembled a Board of Directors that is compliance with independent board members, and we also have a panel of scientific advisory board members, as you can see on the screen. We’re also joined today by the Chair of our Scientific Advisory Board, Dr. Henry Friedman.

With that, Dr. Chen will walk us through the slides.

Thomas Chen - Founder and Chief Medical Officer, NeOnc Technologies

Yes. Thank you, Keithly. So today, what I’m going to start off with is talk to you about our trials in progress, but mainly focus on NEO212, which is the toxicity studies that we want to present to you. We have three studies using NEO100-01. Those are our intranasal studies that are in progress. I just want to highlight a couple of things. NEO100-01 actually has finished recruiting for Phase 2a. We recruited 25 patients. We will be announcing the readout after in 5 months, in terms of the Phase 2a results. And then NEO100-02 is still in progress. It’s in Phase 2 for malignant and atypical meningiomas. And NEO100-03 is also given intranasally. It will be given for pediatric patients with malignant brain tumors that will be recruiting for Phase 1.

Transcript Provided by

Today, our focus is going to be NEO212, which is a drug that is a bio-conjugated product that we will be describing. And it’s given orally, and it was used for treating all brain tumors. So let me tell you a little bit about why we are interested in NEO212 and the unmet need that it is serving. First of all, you may know that temozolomide, a DNA alkylating agent, is used as the standard of care for chemotherapy in brain tumors today. And approximately in these brain tumor patients, these patients will all have progression within 12 months.

What we have been doing is observing some of the problems with temozolomide usage. And in my experience, we have two main problems. One is that this temozolomide only works in about 45% of the patients. And the reason why is because in order to have a DNA repair enzyme that is in there for temozolomide to be active, it needs to have a DNA repair enzyme called MGMT inactive. And therefore, about 45% of the patients are not responsive to temozolomide. We want to make a drug that could be used universally for all patients.

The other problem with temozolomide is myelosuppression. Temozolomide induces drops in the patient’s white count and platelet function that prevents it from long-term usage. These are the two main problems in my mind with temozolomide usage. This is the unmet need that we will be used to treating these patients.

So, I’m going to give you a very brief overview of why we think that this bio-conjugate is very effective. What you have here with our bio-conjugate is that we have a temozolomide, which is basically a prodrug. But we conjugate the temozolomide via a carbamide bond to NEO100. We stabilize temozolomide and make it much more effective. And the reason why it’s more effective is it gets across the blood-brain barrier better. The bio-conjugation stabilizes, enables more temozolomide to get to the tumor, and also prevents it from breaking down and causing mild toxicity.

I’m going to turn this presentation now over to Josh Neman, who’s going to talk to you a little bit about the science and the translational studies that were performed prior to this going to a Phase 1 study.

Josh Neman - Chief Clinical Officer, NeOnc Technologies

Thank you, Tom. I’m going to be going over our preclinical studies, which our R&D team has come up with over the years, and it’s all published data. The key thing with respect to NEO212 is that what we observe here is that in tumor cells, in GBM cells that have that MGMT enzyme, NEO212 works greater than temozolomide itself. This is done by basically deactivating or degrading the MGMT enzyme. This is something that temozolomide is not able to do, but NEO212 does.

When we look inside the cells of these tumors in these temozolomide-resistant cells, we can get a higher concentration of the temozolomide breakdown that comes from NEO212 compared to TMZ or temozolomide alone. Moreover, the active metabolite AIC is seen much greater inside these tumor cells than TMZ alone. In a head-to-head comparison of temozolomide versus NEO212 in various glioblastoma cell lines that are sensitive or not sensitive or resistant to temozolomide, what we see is that NEO212 in every instance has higher cytotoxicity than temozolomide alone. This translates from in vitro to in vivo cases as well.

Transcript Provided by

What we observe in vivo is that NEO212 has a greater blood-brain barrier penetration than temozolomide. This happens almost three-fold increase with respect to brain-to-serum ratios. Moreover, in our intracranial xenograft models of MGMT-positive tumor cells in a head-to-head comparison to temozolomide, NEO212 has significantly prolonged survival and also decreases tumor burden.

When we look inside the tissue of these cells in vivo, what we see is a greater concentration of NEO212 compared to the normal brain and the active metabolites AIC and the active stable metabolite of NEO100, which is perillic acid. We see increasing concentrations of this over time within tumor-bearing tissue in the brain. This is an overall schematic mechanism of NEO212. I just want to highlight here that, again, what NEO212 is able to do where TMZ fails is that it can degrade MGMT completely and it induces some ER stress, all leading to cytotoxicity of the tumor cell.

Overall, the broad scope of our trial and our goal is to become the standard of care therapy for primary brain tumors and brain metastasis. What differentiates us compared to temozolomide is that pre-clinically, we have up to 10x greater preclinical efficacy. This includes MGMT-positive TMZ-resistant tumors. As well as I just re-mentioned is that NEO212 mediates MGMT inactivation or degradation.

We’ve had lower systemic toxicity and myelosuppression compared to TMZ. We can deliver this chemotherapy 3 times higher into the brain through the blood-brain barrier. Our Phase 1s, which are now completed, which Tom will go over shortly, are going to assess safety, tolerability, and we will have preliminary anti-tumor activity in primary brain tumors and solid brain tumors.

So, I think going over the goal of our Phase 1, our Phase 1s are looking at safety and efficacy of NEO212 in patients with astrocytoma, IDH1 mutants, GPM IDH1 wild-types, or brain metastases. Our primary objectives were in this dose escalating trial where we got to look at safety and tolerability, identify the maximum tolerable dosage, and a recommended Phase 2 dosage, which we do now have.

Our secondary objective was to look at pharmacokinetics of NEO212 and evaluate any anti-tumor activity. What you see here in this table below is our dose escalating Cohorts from 1 through 5, our tumor types. As you can see, we have enrolled 14 patients. Of those, we’ve had IDH1 wild-type GBMs and various brain metastases. These subjects received the NEO212 orally once daily, days 1 through 5, on a 28-day treatment cycle. These were all pre-heavily treated patients who’ve had, who’ve failed temozolomide and were either in a recurrent state.

Transcript Provided by

What you can see here is our pharmacokinetic data looking at the metabolites of NEO212, which are the perillic acid, perillyl alcohol, and AIC. What I’d like you to appreciate is that these data are consistent with our preclinical observations of tumor uptake and intratumoral metabolism. These findings from our AIC and our perillic acid from Cohorts 1 through 5 show that the exposure levels of AIC and perillic acid are minimal. Therefore, again, consistently with our preclinical observation that the majority of the drug is taken up by the tumor cells.

If we do an adjusted body weight comparison of NEO212 compared to temozolomide, what we see is that NEO212 achieves higher CNS delivery compared to temozolomide from Cohorts 2 through 5. More importantly, if we look at the AIC components, which are key to myelosuppression, what we end up seeing is that compared to temozolomide from their Phase 1 data, that they had AIC levels of 657 nanograms per ml. However, at that recommended Cohort 4, which will be our Phase 2 dosage, what we see is the mean AIC level of only 16 nanograms per ml, showing that there’s a 39 times lower AIC levels observed in NEO212 versus temozolomide, reflecting a probability of almost 98% safety of NEO212 compared to temozolomide.

Now, I’d like to turn it back to Dr. Chen, which he’ll go over some of the Phase 1 readouts.

Thomas Chen - Founder and Chief Medical Officer, NeOnc Technologies

Thanks, Josh. So, what I want to do is show you in terms of what the actual data with our patients in Phase 1 from the standpoint of whether there’s any evidence of myelosuppression. What I have is plots on a patient-by-patient basis in terms of their platelet count, their red blood count, the white blood count. And what you can see here is that over time with treatment, that there was no decrease in platelets, hemoglobin, or white blood count, or red blood cell count.

In addition, what we did was that we monitored both renal function and liver function. The liver function was measured by AST and ALT, and then kidney function by creatinine and also specific gravity. Again, what you see is that there was no elevation in the liver function test and then no elevation in the creatinine level. So what we did was that we also reached Dose-Limiting Toxicity with the study. And what you can see here is the fact that we met Dose-Limiting Toxicity at Cohort 5.

And one of the things that I want to emphasize to you is that this drug is different from temozolomide. And the reason what we did was that we calculated by molar dosage of temozolomide versus NEO212, and also we calculated by the amount of exposure of temozolomide by the ability of this drug to penetrate the blood-brain barrier. At Cohort 5, we basically got up to 3.40 times that of temozolomide. And at Cohort 4, it’s lower at 2.5. So basically, what we have done in this study is that we have demonstrated that there’s no clinically meaningful myelosuppression that was observed, and we had no hepatic or renal toxicities.

Transcript Provided by

Now, as you know, with the Phase 1 study, our goal is to measure toxicity. But we were able to demonstrate evidence of anti-tumor activity in a primary brain tumor and also a metastatic brain tumor. And I want to present to you some of these studies. So this patient had a partial response. This patient was IDH1 wild-type MGMT-methylated glioblastoma. The patient had been through the Stupp protocol, which consists of surgery, radiation, and temozolomide. He was actually on temozolomide for six cycles, and he progressed. He then came on our study.

What you can see here on this is I divide up the screen, and after cycle 21, the screen on the left-hand side is basically his tumor that you can see as a contrast-enhanced white portion of this axial cut. And then over 21 cycles, you can see that basically the tumor has shrunk and is now about 60% of his original size. And I also included for you some flare images as well and also a graph showing the original size of the tumor and then the size of the tumor after treatment.

Now with the brain metastasis patient, we did the same thing. This is actually a patient of mine. He has a non-small cell carcinoma of brain metastasis. His tumor kept recurring despite repeat surgeries. I actually performed three craniotomies on him. And so he came to the study after the third craniotomy. And then what you can see on the screen side is this tumor, which was in his occipital lobe. That’s the white-enhancing area. And then after seven cycles of treatment, we had a destabilization of disease and reduction of his tumor size.

So, I want to tell you where we’re going with this. Basically, we feel that we have reached our Dose-Limiting Toxicity of four or five. We feel that we have established initial safety, PK, and preliminary efficacy data. What we’re trying to do is go into two Phase 2 clinical trials. We will be doing one clinical trial based on a randomized evaluation of single-agent NEO212 in recurrent GBM versus standard of care therapy. And the second trial will be a randomized evaluation of NEO212 in combination of standard of care therapy versus standard of care therapy alone in patients with brain metastases.

I want to emphasize to you that with brain metastases, this is truly an unmet need. Currently, all we have for these patients are surgery and radiation therapy, including radial surgery. And this allows us now to add chemotherapy as an additional adjunct therapy for these brain metastases.

So in terms of NEO212, some of the things that I’ve mentioned before, but I want to re-emphasize. One, this is a Phase 1 study. We’re looking for toxicity. And what we have been able to show you is that at dosages that are actually greater than the amount of temozolomide that’s given, we do not observe bone marrow suppression. This is truly unique compared to what temozolomide induces. And NEO212 may be able to have sustained alkylator therapy without the traditional hematologic limitation.

Transcript Provided by

The second thing is that even though this is a Phase 1 trial, we do have early signals of clinical activity in recurrent glioblastoma. Basically, what we have shown is that even though 70% to 80% of glioblastoma patients’ progress within 12 months of temozolomide, our drug is potentially be able to work on these patients. So what we want to do in position NEO212 to treat these patients and demonstrate that it retains activity where temozolomide fails.

So the Phase 2 study, again, it’s going to target the highest value unmet segment. And these are going to be focused on patients that are MGMT unmethylated, which means that temozolomide is not effective, and also with temozolomide refractory patients. We’re going to include patients with discontinued temozolomide due to hematological toxicity, because we believe that our drug does not induce that. It’s going to be a randomized versus standard care for clean efficacy signal. And we’re going to look at our primary endpoint for overall survival for accelerated approval.

Why this matters is because, again, we are meeting an unmet need in these temozolomide failure patients that have now induced resistance, and also temozolomide failure patients because they have toxicity.

Now, what I’d like to do is turn it over to Dr. Henry.

Keithly Garnett - Chief Financial Officer, NeOnc Technologies

We’d like to turn it now over to Dr. Henry Friedman, who’s the chair of our Scientific Advisory Board, for a few comments. Thank you.

Henry Friedman - Scientific Chair, Scientific Advisory Board, NeOnc Technologies

Okay. So, Dr. Chen is spot on that the single biggest problem with temozolomide sustained activity in GBM is MGMT, although there are a couple of other mechanisms of resistance, by far the most problematic one is MGMT. And a lot of different trials have been done, or preclinical and clinical efforts have been done, to try to overcome that resistance. I did trials with O6-benzylguanine in the clinic and in the preclinical situation, and the problem was the enhanced myelosuppression. So to have someone or some company have an ability to modulate temozolomide in the MGMT-positive tumors without an increase in any systemic toxicity, particularly bone marrow suppression or myelosuppression, is a pivotal step forward.

Temozolomide is one of the few drugs approved for standard of care for glioblastoma. The use of anything which can overcome MGMT-mediated resistance will be a game changer, and if this moves forward in the studies or other studies we’ve been talking about that can make this point, it will redefine the standard of care globally. So that this is a major step forward for patients with GBM, and it is important for us to really show that we can treat patients’ refractory to temozolomide and not increase the toxicity while restoring sensitivity. This has the potential to be an enormously popular and positive step forward in treating GBM.

I’m eager to see the results of the trials that are going to be coming.

Transcript Provided by

Amir Heshmatpour - CEO, Executive Chairman, and President, NeOnc Technologies

Thank you, Dr. Friedman. This is the conclusion of our investors call, but I’d like to just do a closing statement here. You just heard our management team present the data for our dosing and toxicity for our first bio-conjugated oral TMZ with NEO100. We have 179 patents worldwide. 10 of those patents protect this drug for us. Data that you heard was significantly better than the current standard of care that has an addressable market between $3 billion to $4 billion. We feel that we will become the addressable market leader with NEO212.

With that said, in the next 8 quarters, we are anticipating to run our pivotal registrational trials. We will be meeting with the FDA here in the next 2 to 4 weeks, coming up with the trial protocol and we will be disclosing that to the investors very shortly.

With that said, I thank everyone for coming to this meeting and hope to see you guys soon on our next investors meeting. Take good care and thank you.

Transcript Provided by